PROMISSORY NOTE

-CREDIT  LINE-
$  750,000                                                   JANUARY  15,  1999

     FOR VALUE RECEIVED, the undersigned, Sharp Technology, Inc. (the "Maker"), promises to pay to the order of George Sharp or his assigns (the "Payee"), at such place as Payee may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of the then outstanding balance drawn on this credit line with interest at the rate of ten percent (10%) per annum

     As a measure of opportunity lost, Maker shall pay the difference between the amount Payee sold his Citadel stock and the six month average market price (average market price to be calculated by using the six months immediately preceding the stock sell) as published by the Nasdaq Bulletin Board exchange ("opportunity lost"). This amount shall be added into the principal sum.

     MAKER SHALL PAY THE PRINCIPAL AND INTEREST DUE ON THIS LINE AT THE PAYEE'S DEMAND.

     This note possesses a revolving or draw feature. Maker shall be entitled to borrow up to the full principal amount of the Note from time to time during the term of the Note.

     The unpaid principal balance of this Note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof plus the amount of opportunity lost, less the amount of payments or prepayments of principal made hereon by or for the account of Maker. Maker covenants that all advances shall be used for working capital and other expenditures for Maker's business. Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty.

     The entire unpaid principal balance of this Note shall immediately become due and payable, at the option of Payee, upon the occurrence of either of the following events of default (each, and "event of Default"): (a) Failure by Maker to pay all interest or principal hereunder as and when the same becomes due and payable in accordance with the terms hereof, or (b) failure by Maker to comply with any other covenant hereunder and such failure continues for three (3) days after written notice of such failure.


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     In  the  event  an  Event of Default specified above shall occur, Payee may proceed to protect and enforce its rights by suit in equity and/or by action at law or by other appropriate proceedings, including the sale or disposition of the collateral securing this Note. No delay on the part of Payee in the exercise of any power or right under this Note, or under any other instrument executed pursuant thereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right preclude further exercise thereof. Notwithstanding anything to the contrary contained herein, if an Event of Default shall occur, all payments thereafter made hereunder shall be applied, at the option of Payee, first to costs of collection, and then to principal.

     It is hereby specially agreed that if this Note is placed into the hands of an attorney for collection, or if proved, established, or collected in any court, Maker agrees to pay to Payee an amount equal to all expenses incurred in enforcing or collecting this Note, including court costs and reasonable attorney' fees.

     Except for the notice expressly provided herein, the undersigned hereby waives presentment for payment, notice of nonpayment, demand, notice of demand, protest, notice of protest, diligence in collection, grace and without further notice hereby consents to renewals, extensions, or partial payments either before or after maturity.

     All agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Payee hereof for the use, forbearance, or detention of the money advance to Maker, or for the performance or payment on any covenant or obligation contained herein, exceed the maximum amount permissible under applicable federal or state law.
If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Payee shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest or, if such excessive interest exceeds the unpaid principal balance of this Note, such excess shall be refunded to Maker.

     All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout there term thereof. The terms and provisions of this paragraph shall control every other provision of all agreements Maker and Payee.

     In the event any provision of this Note is ruled by a court of competent jurisdiction to be invalid or illegal, then, and in that event the affected provision shall be deemed to be stricken from this Note and the balance of this Note shall remain intact and in full force and effect.

This Note is being executed and delivered and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas (except that V.T.C.A., Finance Code Sec.346.001, et seq., which relates to certain revolving loan accounts and revolving tri-party accounts shall not apply to the loan evidenced by this Note) and applicable federal law.

     EXECUTED  on  this  15th  day  of  October,  1998.
                         ----

MAKER:

     /s/  George  Sharp
------------------------------------
By:   Geroge Sharp
For:  Sharp Technology, Inc.
Its:  CEO, President, and Secretary


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